Exhibit 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Nicholas L. Teti, Chairman, President and Chief Executive Officer of Inamed Corporation (the “Registrant”), certify that:

1.    I have reviewed this annual report amendment on Form 10-K/A of the Registrant;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2005

/s/ NICHOLAS L. TETI
Nicholas L. Teti,
Chairman, President and Chief Executive Officer
(Principal Executive Officer)